UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 27, 2007 Date of report (Date of earliest event reported):

PETER KIEWIT SONS’, INC. (Exact name of Registrant as specified in its Charter)

Delaware	000-23943	91-1842817
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kiewit Plaza, Omaha, Nebraska	68131
(Address of Principal Executive Offices)	(Zip Code)

(402) 342-2052 (Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.

On February 27, 2007, Peter Kiewit Sons’, Inc. (the “Company”) issued a press release announcing its audited results of operations for the fiscal year ended December 30, 2006. A copy of the press release is furnished as Exhibit 99.1 to this Current Report. In addition, Bruce E. Grewcock, President and Chief Executive Officer of the Company, issued a letter to stockholders of the Company summarizing certain of the Company’s financial results. A copy of the letter is furnished as Exhibit 99.2 to this Current Report.

The information in this Item 2.02 and in Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 27, 2007, the Company amended its Amended and Restated By-Laws to change the definition of “named executive officers” therein so that it conforms to the revised definition of “named executive officers” set forth in Item 402(a)(3) of Regulation S-K. In addition, the Amended and Restated By-Laws were amended to remove the specific powers of the Compensation Committee of the Board of Directors of the Company. Such powers are now reflected in the Compensation Committee Charter, which was adopted by the Board of Directors of the Company on February 27, 2007.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits (Exhibits incorporated by reference are indicated in parentheses).

Exhibit Number Description

Exhibit 3.1 Amended and Restated By-Laws of the Company (Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the period ended December 30, 2006, filed February 27, 2007).

Exhibit 99.1 Press Release dated February 27, 2007.

Exhibit 99.2 Letter to stockholders dated February 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

PETER KIEWIT SONS’, INC.
By: /s/ Tobin A. Schropp
Date: March 2, 2007	Tobin A. Schropp, Senior Vice President

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